Exhibit 99.1

Marchex Announces Fourth Quarter and Full Year 2016 Results

SEATTLE – February 16, 2017-- Marchex, Inc. (NASDAQ:MCHX), a mobile advertising analytics company, today announced its financial results for the fourth quarter and full year ended December 31, 2016.

Q4 and Full Year 2016 Financial Highlights

•	GAAP revenue was $28.4 million for the fourth quarter of 2016, compared to $34.9 million for the fourth quarter of 2015. GAAP revenue was $129.5 million for 2016, compared to $143.0 million for 2015.

•

GAAP net loss from continuing operations was $5.7 million for the fourth quarter of 2016 or $0.14 per diluted share. For the fourth quarter of 2015, GAAP net income from continuing operations was $1.2 million or $0.03 per diluted share.  GAAP net loss from continuing operations was $84.1 million for 2016 or $2.01 per diluted share. For 2015, GAAP net loss from continuing operations was $597,000 or $0.01 per diluted share.

	Q4 2015		Q4 2016		FY 2015		FY 2016
GAAP Revenue	$34.9	million	$28.4	million	$143.0	million	$129.5	million
Call-Driven Revenue[1]	$34.3	million	$28.4	million	$139.9	million	$129.5	million
Non-GAAP Results[2]:
Enterprise Revenue[3]	$25.3	million	$22.4	million	$99.7	million	$100.1	million
Call-Driven Adjusted OIBA	$1.6	million	$(2.9)	million	$7.8	million	$(9.9)	million
Call-Driven Adjusted EBITDA	$2.5	million	$(2.1)	million	$11.5	million	$(6.7)	million

Cash Balance	$109	million	$104	million

•

Adjusted non-GAAP earnings (loss) per share[2] from continuing operations for the fourth quarter of 2016 was ($0.04). For the fourth quarter of 2015, adjusted non-GAAP earnings (loss) per share[2] was $0.03.  Adjusted non-GAAP earnings (loss) per share[2] from continuing operations for 2016 was ($0.16). For 2015, adjusted non-GAAP earnings (loss) per share[2] was $0.13.

•

During the fourth quarter of 2016, YP contributed $6.0 million in Call-Driven Revenue, compared to $9.0 million in the fourth quarter of 2015. During 2016, YP contributed $29.4 million in Call-Driven Revenue compared to $40.2 million in 2015.

1	Call-Driven revenue includes revenue generated from our contracts with YP.
2

Reconciliations of non-GAAP measures are included in the financial tables attached to this press release and we encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures.

3	Enterprise Revenue represents Call-Driven revenue excluding revenue generated from our contracts with YP.

Strategic Priorities Update

•	Secure New Enterprise Clients and Grow Existing Relationships. Continued progress with our customer initiatives, including adding 30 new clients in 2016.

•

Accelerate Product Innovation.  Marchex Omnichannel Analytics Cloud launched this month to help marketers connect customer conversions driven from all paid media channels – including search, display and video, social and sites – to phone calls made to a business. The results are smarter media spend and lower new customer acquisition costs, higher phone call conversion rates based on optimized media, and increased customer conversion and revenue to businesses. This integrated solution gives marketers a full and accurate understanding of which marketing activity is most successful to optimize overall marketing spend and ROI for industries that rely heavily on phone calls to schedule appointments and close sales, such as insurance, automotive, travel, and cable.

Video and Display Analytics launched to general availability, which measures the impact of display and video advertising campaigns on inbound phone calls to call centers and stores.  Marketers can expand their visibility into these campaigns by measuring video advertising units in both premium and programmatic video publishers.

•

Expand Strategic Partnerships.  Our partnership with Facebook announced this month gives marketers a deeper understanding of what happens on a phone call that stems from a Facebook ad.  This partnership will integrate across Facebook’s social analytics solution into the Marchex Omnichannel Analytics Cloud. Marketers can now quickly optimize their marketing spend across all paid media channels based on actionable insights into which channel drove offline consumer interactions, thereby boosting the efficiency of Facebook ads.

“Marchex continues to expand the unique insights we can deliver to enterprise advertisers as we build out a broad mobile advertising analytics solution,” said Michael Arends, Chief Financial Officer. “The Office of the CEO is conducting a strategic review of each of Marchex’s product areas to determine how best to leverage the strengths of the business where there is customer momentum and to determine the best path forward in areas that present challenges.  As part of this process, we are determined to make progress toward the goal of achieving profitability in the business and anticipate Marchex to be at or near breakeven for Adjusted EBITDA at some point in the second half of this year.”

Business Outlook

The following forward-looking statements reflect Marchex's expectations as of February 16, 2017. The revenue outlook for the first quarter is impacted primarily by three factors:

•	Reduced budget from an ongoing relationship with a large financial services customer.
•	Renegotiated economic terms of our extended relationship with YP.
•	Acquired customers referenced on our 2016 second quarter conference call.

Total Call-Driven financial guidance for the First Quarter ending March 31, 2017

Call-Driven Revenue[1]	$22.5 million or more
Call-Driven Adjusted OIBA[2]	a loss of ($4) million to ($4.5) million
Call-Driven Adjusted EBITDA[2]	a loss of ($3) million to ($3.5) million

The guidance includes estimated reorganizational costs of approximately $800,000 to $1.5 million for the first quarter. In addition, the company believes that its cost reduction initiatives will yield more than $10 million in annualized savings.  The benefit of these savings are expected to ramp throughout the year.

“While we remain vulnerable to shifting media tactics from some of our large customers, particularly on our Call Marketplace media product, we believe our analytics product area is a unique strategic asset with a strong customer base and favorable operating characteristics. As we progress through our strategic review, we expect that our overall corporate strategy may evolve, and that we can unlock value in our assets,” said Michael Arends.

Conference Call and Webcast Information

Management will hold a conference call, starting at 5:00 p.m. ET on Thursday, February 16, 2017, to discuss its fourth quarter and year ended December 31, 2016 financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com.  An archived version of the webcast will also be available at the same location, beginning two hours after completion of the call.

About Marchex

Marchex is a mobile advertising analytics company that connects online behavior to real-world, offline actions.  By linking critical touchpoints in the customer journey, Marchex’s products enable a 360-degree view of marketing effectiveness.  Brands and agencies utilize Marchex’s products to transform business performance.

Please visit www.marchex.com, www.marchex.com/blog/ or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the Company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements which are described in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of February 16, 2017 and Marchex undertakes no duty to update the information provided herein.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including OIBA, Adjusted OIBA, Adjusted EBITDA, Adjusted non-GAAP earnings (loss) per share and Call-Driven and Archeo and Other Adjusted OIBA and EBITDA. Marchex also provides Enterprise Revenue, which represents Call-Driven revenue excluding revenue generated from our contracts with Yellowpages.com LLC (“YP”).

OIBA represents income (loss) from operations excluding stock-based compensation expense. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Additionally, Marchex's management uses Adjusted OIBA, which excludes acquisition and disposition related costs and impairment of goodwill, as these items are not indicative of Marchex’s recurring core operating results. Adjusted OIBA is the basis on which Marchex's internal budgets are based and by which Marchex's management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses such as stock-based compensation, acquisition and disposition related costs, and impairment of goodwill. Adjusted EBITDA represents income before interest, income taxes, depreciation, amortization, stock compensation expense, acquisition and disposition related costs, and impairment of goodwill. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by (used in) operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex's management to measure its ability to fund operations and its financing obligations.

Call-Driven Adjusted OIBA and EBITDA and Archeo and Other Adjusted OIBA and EBITDA include the above descriptions of Adjusted OIBA and EBITDA for the Call-Driven and Archeo segments. The Call-Driven Adjusted OIBA and EBITDA includes all Marchex general corporate overhead costs.  The Archeo and Other Adjusted OIBA and EBITDA in 2016 primarily includes transition activities provided to the buyer of the Archeo assets which are not material. Financial analysts and investors may use Adjusted OIBA and EBITDA and Enterprise Revenue to help with comparative financial evaluation to make informed investment decisions. Adjusted non-GAAP earnings (loss) per share represents Adjusted non-GAAP net income (loss) applicable to common stockholders divided by GAAP diluted shares outstanding. Adjusted non-GAAP net income (loss) applicable to common stockholders generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition and disposition related costs, (3) interest and other income (expense), (4) discontinued operations, net of tax,  (5) dividends paid to participating securities and (6) impairment of goodwill.  Financial analysts and investors may use Adjusted non-GAAP earnings (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell

Marchex Investor Relations

Telephone: 206.331.3600

Email: ir(at)marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: pr(at)marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2016	2015	2016
Revenue	$34,900	$28,401	$143,013	$129,547
Expenses:
Service costs (1)	19,601	16,006	78,767	76,970
Sales and marketing (1)	4,493	5,574	16,462	22,307
Product development (1)	7,450	6,587	31,058	28,446
General and administrative (1)	3,585	5,939	18,510	21,754
Acquisition and disposition related costs	20	—	219	662
Total operating expenses	35,149	34,106	145,016	150,139
Impairment of goodwill	—	—	—	(63,305)
Gain on sale of Archeo assets	1,496	—	1,496	—
Income (loss) from operations	1,247	(5,705)	(507)	(83,897)
Interest expense and other, net	(11)	(25)	(63)	(115)
Income (loss) from continuing operations before provision for income taxes	1,236	(5,730)	(570)	(84,012)
Income tax expense	16	14	27	54
Net income (loss) from continuing operations	1,220	(5,744)	(597)	(84,066)
Discontinued operations:
Income from discontinued operations, net of tax	38	—	5,123	—
Gain on sale of discontinued operations, net of tax	—	—	22,195	—
Discontinued operations, net of tax	38	—	27,318	—
Net income (loss)	1,258	(5,744)	26,721	(84,066)
Dividends paid to participating securities	—	—	(37)	—
Net income (loss) applicable to common stockholders	$1,258	$(5,744)	$26,684	$(84,066)

Basic and diluted net income (loss) per Class A and Class B share applicable to common stockholders:
Continuing operations	$0.03	$(0.14)	$(0.01)	$(2.01)
Discontinued operations, net of tax	$0.00	$—	$0.66	$—
Basic and diluted net income (loss) per Class A and Class B share applicable to common stockholders	$0.03	$(0.14)	$0.65	$(2.01)
Dividends paid per share	$—	$—	$0.04	$—
Shares used to calculate basic net income (loss) per share applicable to common stockholders:
Class A	5,233	5,062	5,233	5,190
Class B	35,804	37,076	35,935	36,550
Shares used to calculate diluted net income (loss) per share applicable to common stockholders:
Class A	5,233	5,062	5,233	5,190
Class B	41,599	42,138	41,168	41,740

(1) Includes stock-based compensation allocated as follows:
Service costs	$143	$128	$1,189	$693
Sales and marketing	414	417	1,307	1,738
Product development	567	202	2,410	1,569
General and administrative	1,091	2,190	5,118	6,183
Total	$2,215	$2,937	$10,024	$10,183

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2015	2016
Assets
Current assets:
Cash and cash equivalents	$109,155	$103,950
Accounts receivable, net	24,621	18,922
Prepaid expenses and other current assets	1,784	1,531
Refundable taxes	127	98
Total current assets	135,687	124,501
Property and equipment, net	5,778	3,557
Other assets, net	222	214
Goodwill	63,305	—
Total assets	$204,992	$128,272
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,460	$6,811
Accrued expenses and other current liabilities	6,712	7,707
Deferred revenue	692	349
Total current liabilities	16,864	14,867
Other non-current liabilities	662	134
Total liabilities	17,526	15,001

Class A common stock	55	53
Class B common stock	368	380
Treasury Stock	(238)	—
Additional paid-in capital	350,799	360,422
Accumulated deficit	(163,518)	(247,584)
Total stockholders’ equity	187,466	113,271
Total liabilities and stockholders’ equity	$204,992	$128,272

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Income (Loss) from Operations to Operating Income (Loss) Before Amortization (OIBA)

and Adjusted Operating Income (Loss) Before Amortization (Adjusted OIBA)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2016	2015	2016
Income (loss) from operations	$1,247	$(5,705)	$(507)	$(83,897)
Stock-based compensation	2,215	2,937	10,024	10,183
Operating income (loss) before amortization (OIBA)	3,462	(2,768)	9,517	(73,714)
Acquisition and disposition related costs	20	—	219	662
Impairment of goodwill	—	—	—	63,305
Gain on sale of Archeo assets	(1,496)	—	(1,496)	—
Adjusted operating income (loss) before amortization (Adjusted OIBA) - Consolidated	$1,986	$(2,768)	$8,240	$(9,747)
Less: Archeo and Other Adjusted OIBA[1]	386	82	431	127
Call-Driven Adjusted OIBA[1]	$1,600	$(2,850)	$7,809	$(9,874)

Reconciliation from Net Cash provided by (used in) Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2016	2015	2016
Net cash provided by (used in) operating activities	$753	$(796)	$12,753	$(3,669)
Changes in assets and liabilities	2,150	(1,273)	3,963	(3,711)
Income tax expense	16	14	27	54
Acquisition and disposition related costs	20	—	219	662
Interest expense and other, net	11	25	63	112
Income from discontinued operations, net of tax	(38)	—	(5,140)	—
Adjusted EBITDA - Consolidated	$2,912	$(2,030)	$11,885	$(6,552)
Less: Archeo and Other Adjusted EBITDA[1]	386	82	431	127
Call-Driven Adjusted EBITDA[1]	$2,526	$(2,112)	$11,454	$(6,679)

Net cash provided by (used in) investing activities	$242	$395	$21,822	$(1,224)

Net cash used in financing activities	$(776)	$(134)	$(5,452)	$(312)

1

The financial results have been derived from the condensed consolidated financial statements. In April 2015, Marchex divested certain Archeo domain name and related assets and the operating results of these divested assets are included in discontinued operations, net of tax, in the condensed consolidated financial statements. In December 2015, Marchex sold the remaining Archeo assets and its operating results are included in continuing operations for 2015. Unless otherwise indicated, information presented in these financial tables relates only to Marchex's continuing operations. In 2016, Other operating results related primarily to transition activities provided to the buyer of the Archeo assets and were not significant.

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP Earnings (Loss) Per Share to Adjusted Non-GAAP Earnings (Loss) Per Share

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2016	2015	2016
Adjusted Non-GAAP earnings (loss) per share from continuing operations	$0.03	$(0.04)	$0.13	$(0.16)

Net Income (loss) from continuing operations applicable to common stockholders - diluted (GAAP earnings (loss) per share)	$0.03	$(0.14)	$(0.01)	$(2.01)
Shares used to calculate diluted net income (loss) from continuing operations per share applicable to common stockholders	41,599	42,138	41,168	41,740

Net income (loss) applicable to common stockholders	$1,258	$(5,744)	$26,684	$(84,066)
Stock-based compensation	2,215	2,937	10,024	10,183
Acquisition and disposition related costs	20	—	219	662
Impairment of goodwill	—	—	—	63,305
Gain on sale of Archeo assets	(1,496)	—	(1,496)	—
Interest expense and other, net	11	25	63	115
Dividends paid to participating securities	—	—	37	—
Discontinued operations, net of tax	(38)	—	(27,318)	—
Estimated impact of income taxes	(682)	931	(2,863)	3,273
Adjusted Non-GAAP net income (loss) from continuing operations	$1,288	$(1,851)	$5,350	$(6,528)
Adjusted Non-GAAP earnings (loss) per share from continuing operations	$0.03	$(0.04)	$0.13	$(0.16)

Shares used to calculate diluted net income (loss) from continuing operations per share applicable to common stockholders (GAAP)	41,599	42,138	41,168	41,740
Weighted average stock options and common shares subject to purchase or cancellation (if applicable)	—	—	421	—
Diluted shares used to calculate Adjusted Non-GAAP earnings (loss) per share [1]	41,599	42,138	41,589	41,740

1

For the purpose of computing the number of diluted shares for Adjusted Non-GAAP earnings (loss) per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP earnings (loss) per share.

MARCHEX, INC. AND SUBSIDIARIES

Financial Summary Information

(in thousands)

(unaudited)

NON-GAAP MEASURES

CONSOLIDATED[1]	Q415	Q416	FY 2015	FY 2016
GAAP Revenue	$34,900	$28,401	$143,013	$129,547
Adjusted OIBA	$1,986	$(2,768)	$8,240	$(9,747)
Adjusted EBITDA	$2,912	$(2,030)	$11,885	$(6,552)

CALL-DRIVEN	Q415	Q416	FY 2015	FY 2016
GAAP Revenue	$34,265	$28,401	$139,886	$129,526
Adjusted OIBA	$1,600	$(2,850)	$7,809	$(9,874)
Adjusted EBITDA	$2,526	$(2,112)	$11,454	$(6,679)

ENTERPRISE REVENUE[2]	Q415	Q416	FY 2015	FY 2016
Call-Driven GAAP Revenue	$34,265	$28,401	$139,886	$129,526
Less: YP Revenue	$8,963	$6,031	$40,210	$29,388
Enterprise Revenue	$25,302	$22,370	$99,676	$100,138

1

In April 2015, Marchex divested certain Archeo domain name and related assets and the operating results of these divested assets are included in discontinued operations, net of tax, in the condensed consolidated financial statements. In December 2015, Marchex sold the remaining Archeo assets and its operating results are included in continuing operations for 2015. In 2016, there were Other operating activities that related primarily to transition activities provided to the buyer of the Archeo assets and were not significant. Unless otherwise indicated, information presented in these financial tables relates only to Marchex's continuing operations.

2	Enterprise Revenue, also referred to as “Call-Driven Revenue excluding YP”, represents Call-Driven revenue excluding revenue generated from our contracts with YP.